RULE 10f3 REPORT FORM

Institutional Liquidity Trust
Lehman Brothers Core Bond Fund
Neuberger Berman Advisers Management Trust
Neuberger Berman Equity Funds
Neuberger Berman Income Funds
Neuberger Berman Intermediate Municipal Fund Inc.
Neuberger Berman California Intermediate Municipal Fund Inc.
Neuberger Berman New York Intermediate Municipal Fund Inc.
Neuberger Berman Real Estate Income Fund Inc.
Neuberger Berman Realty Income Fund Inc.
Neuberger Berman Income Opportunity Fund Inc.
Neuberger Berman Real Estate Securities Income Fund Inc.

Record of Securities Purchased
Under the Rule 10f3 Procedures

1.	Name of Portfolio/Series:	Lehman Brothers Core Bond Fund

2.	Name of Issuer:		Comcast

3.	Date of Purchase:	August 20, 2007

4.	Underwriter from whom purchased:	Goldman Sachs

5.	Affiliated Underwriter managing or participating in
	underwriting syndicate:	Yes

6.	Is a list of the underwriting syndicates members
	attached?	Yes   X   	No  ___

7.	Aggregate principal amount of purchase by all investment
	companies advised by the Adviser and all other accounts with respect to which the Adviser has management discretion
	and exercised such discretion with respect to
	the purchase:	70,000,000

8.	Aggregate principal amount of offering:		1,000,000,000

9.	Purchase price (net of fees and expenses):	99.759

10.	Date offering commenced:	August 8, 2007

11.	Offering price at close of first day on which any sales
	were made:	99.759

12.	Commission, spread or profit:		0.450	%		$_____/share




13.Have the following conditions been satisfied?						Yes		No
a.The securities are:


part of an issue registered under the Securities Act of
1933 which is being offered to the public;							X


part of an issue of Government Securities;



Eligible Municipal Securities;


sold in an Eligible Foreign Offering; or


sold in an Eligible Rule 144A offering?


(See Appendix B to the Rule 10f3 Procedures for definitions of the capitalized terms herein.)



b.(1) The securities were purchased prior to the end of the
first day on which any sales were made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the
securities (except, in the case of an Eligible Foreign
Offering, for any rights to purchase that are required
by law to be granted to existing security holders of
the issuer); OR											X



(2) If the securities to be purchased were offered for subscription upon exercise of rights, such securities were purchased on or before the fourth day preceding the day on which the rights offering terminates?


c.The underwriting was a firm commitment underwriting?						X







d.The commission, spread or profit was reasonable and fair
in relation to that being received by others for underwriting similar securities during the same period (see Attachment for
comparison of spread with comparable recent offerings)?						X


e.The issuer of the securities, except for Eligible Municipal
Securities, and its predecessors have been in continuous
operation for not less than three years.							X


f.(1) The amount of the securities, other than those sold in an Eligible Rule 144A Offering (see below), purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has
investment discretion and exercised such discretion with
respect to the purchase, did not exceed 25% of the
principal amount of the offering; OR								X



												Yes		No


(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such securities purchased by all of the investment companies advised by the Adviser, and by all other accounts with respect to which the Adviser has investment discretion and exercised such discretion with respect to the purchase, did not exceed 25% of the total of:



(i)	The principal amount of the offering of such class sold by
underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus


(ii)	The principal amount of the offering of such class in any
concurrent pubic offering?



g.

(1) No affiliated underwriter of the Fund was a direct or
indirect participant in or beneficiary of the sale; OR						X



(2) With respect to the purchase of Eligible Municipal
Securities, no affiliated underwriter of the Fund was a direct or indirect participant in the sale and such purchase was not designated as a group sale or otherwise allocated to the account of an affiliated underwriter?


h.
Information has or will be timely supplied to the
appropriate officer of the Fund for inclusion on SEC
Form NSAR and quarterly reports to the Board?							X



Approved:		Date:



Underwriting Syndicates Members


ABN AMRO Incorporated
Banc of America Securities LLC
Barclays Capital
Blaylock & Company, Inc.
BNP Paribas
BNY Capital Markets
Cabrera Capital Markets, Inc.
Citi
Daiwa Securities America Inc.
Deutsche Bank Securities
Goldman Sachs & Co
Guzman & Company
JPMorgan
Lehman Brothers
Loop Capital Markets, LLC
M.R. Beal & Company
Merrill Lynch & Co.
Mitsubishi UFJ Securities
Morgan Stanley
Ramierz & Co., Inc
Siebert Capital Markets
Sun Trust Robinson Humphrey
The Royal Bank of Scotland
The Williams Capital Group, L.P.
UBS Investment Bank
Wachovia Securities




Schedule G
Comparable Form

Comcast 10y

RULE 10f3  REPORT FORM

Additional Information regarding Item (g)   commission or spread
comparable recent offerings:



			Comparison # 1		Comparison # 2		Comparison # 3		Comparison # 4
Security
			Citigroup 6		Safeway 6.35
			8/15/17			8/15/17

			CUSIP 			CUSIP
			172967EH0		7786514BP3


Date Offered		8/8/07			8/13/07


Offering Price 		99.644			99.942


Spread ($)


Spread (%)		.425			.65


Type of Security	Sr Unsecured		Sr Unsecured


Rating or Quality	Aa1/AA			Baa2/BBB


Size of Issue		$1,500,000,000		$500,000,000


Total Capitalization
of Issuer		$232B			$13.7B


Note: Minimum of two comparisons must be completed for each purchase.
B1